UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2011

VERA BRADLEY, INC.

(Exact name of registrant as specified in its charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-34918	27-2935063
(Commission File Number)	(IRS Employer Identification No.)

2208 Production Road, Fort Wayne, Indiana	46808
(Address of Principal Executive Offices)	(Zip Code)

(877) 708-8372

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 13, 2011, Vera Bradley, Inc. (the “Company”) entered into a triple net lease (the “Lease Agreement”) by and between Vera Bradley Designs, Inc., as tenant, and Great Dane Realty, LLC, as landlord (“Great Dane”), dated as of March 28, 2011. Great Dane is owned by Barbara Bradley Baekgaard, an officer, director, and greater than ten percent shareholder of the Company. The lease is for approximately 39,249 square feet of office and warehouse space in a building located adjacent to the Company’s distribution center in Fort Wayne, Indiana. Pursuant to the Lease Agreement, the Company is required to construct certain improvements, which are to be paid for by Great Dane. Further, the Company is responsible for all repairs, maintenance, alterations and restorations and for maintaining adequate levels of public liability, property damage, windstorm, fire and extended coverage insurance. At Great Dane’s request, the Company will subordinate the Lease Agreement to any mortgage placed on the leased premises. The Lease Agreement provides for aggregate payments of $176,620.50 per year for a three-year term and includes a right of first refusal and options for the Company to purchase the property.

On April 19, 2011, the Company, as tenant, entered into a lease extension (the “Lease Extension”) with Milburn, LLC, as landlord (“Milburn”), extending the term of that certain triple net lease with Milburn, dated February 8, 1996 (the “Milburn Lease”), from March 1, 2011 to February 28, 2013, for the lease of the corporate headquarters located at 2208 Production Road, Fort Wayne, Indiana. The Milburn Lease was extended on the same terms and conditions as were in place before the extension. Pursuant to the Milburn Lease, which is subordinate to any mortgages placed on the premises, the Company is responsible for all repairs, maintenance, alterations and restorations and for maintaining adequate levels of fire and extended coverage, liability, and mortgage insurance. Milburn is a leasing company, in which Barbara Bradley Baekgaard owns a 50% interest and Patricia R. Miller and P. Michael Miller, each a director and greater than ten percent shareholder of the Company, each owns a 25% interest. The Milburn Lease provides for aggregate payments of $168,000 per year.

The descriptions of the Lease Agreement and Lease Extension contained in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the Lease Agreement and the Lease Extension, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease Agreement, dated as of March 28, 2011, by and between Vera Bradley Designs, Inc., as tenant, and Great Dane Realty, LLC, as landlord.

10.2	Lease Extension, dated April 19, 2011, by and between Vera Bradley, Inc., as tenant, and Milburn, LLC, as landlord.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Bradley, Inc.

Date: April 19, 2011	By:	/s/ JEFFREY A. BLADE
Jeffrey A. Blade
Executive Vice President—Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Agreement, dated as of March 28, 2011, by and between Vera Bradley Designs, Inc., as tenant, and Great Dane Realty, LLC, as landlord.

10.2	Lease Extension, dated April 19, 2011, by and between Vera Bradley, Inc., as tenant, and Milburn, LLC, as landlord.